EXHIBIT 10.40

INSITE VISION INCORPORATED

PROMISSORY NOTE

$	_________________

Alameda, California

FOR VALUE RECEIVED, InSite Vision Incorporated, a Delaware corporation (the “Maker”), promises to pay to the order of             , (“Holder”), at             , the principal sum of              ($            ), together with all accrued interest thereon, upon the terms and conditions specified below.

1. Loan Proceeds. The proceeds of this Note shall be used for general corporate purposes of the Maker.

2. Interest. Interest shall accrue on the unpaid balance outstanding from time to time under this Note at the rate of two percent (2%) per annum.. All computations of interest shall be made on the basis of a year of 365 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Accrued and unpaid interest shall become due and payable at the maturity of the Note.

3. Due Date. Unless earlier accelerated pursuant to the terms hereof, this Note shall mature and the outstanding principal balance of this Note together with all accrued interest hereunder shall become due and payable in a lump sum on             .

4. Payment. Payment shall be made in lawful tender of the United States and shall be applied first to the payment of all accrued and unpaid interest and then to the payment of principal. Prepayment of the principal balance of this Note, together with all accrued and unpaid interest on the portion of principal so prepaid, may be made in whole or in part at any time without penalty.

5. Events of Acceleration. The entire unpaid principal balance of this Note, together with all accrued and unpaid interest, shall become immediately due and payable prior to the specified due date of this Note upon the occurrence of one or more of the following events (each an “Event of Acceleration”):

A. the closing by the Maker of a debt or equity financing equal to Two Hundred Thousand Dollars ($200,000.00) or greater; or

B. the insolvency of the Maker, the commission of any act of bankruptcy by the Maker, the execution by the Maker of a general assignment for the benefit of creditors, the filing by or against the Maker of any petition in bankruptcy or any petition for relief under the provisions of the Federal bankruptcy act or any other state or Federal law for the relief of debtors and the continuation of such petition without dismissal for a period of thirty (30) days or more, the appointment of a receiver or trustee to take possession of any property or assets of the Maker or the attachment of or execution against any property or assets of the Maker.

6. Collection. If action is instituted to collect this Note, the Maker promises to pay all costs and expenses (including reasonable attorney fees) incurred in connection with such action.

7. Waiver. A waiver of any term of this Note or of any of the obligations secured thereby must be made in writing and signed by Holder and any such waiver shall be limited to its express terms.

No delay by Holder in acting with respect to the terms of this Note shall constitute a waiver of any breach, default, or failure of a condition under this Note or the obligations secured thereby.

The Maker waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon, notice of interest on interest and diligence in taking any action to collect any sums owing under this Note.

8. Entire Agreement. This Note constitutes the complete and final expression of the entire and only understanding between the Holder and the Maker relating to the subject matter of this Note, and supersedes any prior written and oral representations between the Holder and the Maker. In making the loan evidenced by this Note and by Holder’s acceptance of this Note, Holder hereby acknowledges and agrees to this Section 8.

9. Separate Counsel. In making the loan evidenced by this Note and by Holder’s acceptance of this Note, Holder hereby acknowledges that the law firm of O’Melveny & Myers LLP (“OMM”) has represented the Maker in the transaction contemplated by this Note and has not represented Holder or any of the other Holders in such transaction. Holder further acknowledges that Holder has had an adequate and meaningful opportunity to review and interpret this Note with separate legal counsel of Holder’s own choosing, other than lawyers at OMM, and to obtain appropriate tax and legal advice with respect of the implications and consequences of entering into such transactions.

10. Additional Acknowledgment of Holder. In making the loan evidenced by this Note and by Holder’s acceptance of this Note, Holder hereby represents and aknowledges that Holder is aware of the Maker’s current financial situation, has had an adequate opportunity to ask questions and receive answers from Maker regarding Maker’s current business and financial situation, can bear the risk of loss of Holder’s entire loan under this Note, and is sophisticated in undertaking transactions such as those contemplated by this Note.

11. Governing Law. This Note shall be construed in accordance with the laws of the State of California without resort to that State’s conflict-of-laws rules.

INSITE VISION INCORPORATED

By:
Its:

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